UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2011 (November 1, 2011)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement

On November 1, 2011, Mid-America Apartment Communities, Inc., (“MAA”), through Mid-America Apartments, L.P., MAA’s operating partnership, (the “Borrower”), entered into a new $250 million Senior Unsecured Revolving Credit Facility (the “Agreement”). The facility has an initial term of four years and provides for a one year extension at MAA’s option, subject to the satisfaction of certain conditions. The facility also contains an accordion feature which allows MAA to increase the total amount of the facility to $400 million.

Outstanding amounts under the facility will bear interest at a variable rate based upon, at the Borrower’s option, a base rate or one-, two-, three- or six-month LIBOR, plus a spread based on MAA’s total leverage. At the time MAA obtains an investment grade rating from either Moody’s Investor Services, Inc. or Standard & Poor’s Rating Group, the facility will bear interest at a variable rate based upon the applicable LIBOR, plus a credit spread and facility fee, both based upon the investment grade rating.

KeyBank National Association serves as the Administrative Agent with Wells Fargo Bank, National Association serving as Syndication Agent. Both KeyBanc Capital Markets and Wells Fargo Securities, LLC served as Joint Lead Arrangers and Joint Book Managers with JPMorgan Chase Bank, N.A., Regions Bank and UBS Securities LLC serving as Co-Documentation Agents. Lenders to the transaction include KeyBank National Association, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Regions Bank, UBS Loan Finance LLC, Bank of Montreal, Chicago Branch, Fifth Third Bank, First Tennessee Bank National Association and PNC Bank, National Association.

MAA and certain subsidiaries of MAA have agreed to guarantee the Borrower’s obligations under the Agreement.

The Agreement contains affirmative and negative covenants usual and customary for financings generally and also contains financial covenants that, among other things, require certain leverage and secured debt ratios, unencumbered asset levels and fixed charge coverage.

MAA intends to use the loan proceeds, among other things, to refinance existing lines of credit facilities, for the acquisition and/or development of properties, and for other general corporate purposes.

On November 1, 2011, MAA borrowed $12 million under the Agreement, primarily to pay down outstanding balances under its existing credit facilities.

The description in this Form 8-K of the Agreement is not intended to be a complete description of the document, and the description is qualified in its entirety by the full text of the document, which is attached as an exhibit to, and incorporated as reference in, this Form 8-K.

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2011, MAA entered into the Agreement, the terms and conditions of which are described in Item 1.01 of this Form 8-K, which by this reference is incorporated herein.

Item 9.01.            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 10.1 is being filed with this Form 8-K.

Exhibit No.	Description
10.1
Credit Agreement, dated as of November 1, 2011, by and among Mid-America Apartments, L.P., as Borrower, and KeyBank National Association, the other lenders which are parties to this Agreement and other lenders that may become parties to this Agreement, KeyBank National Association, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, KeyBanc Capital Markets and Wells Fargo Securities, LLC, as joint Lead Arrangers and Joint Book Managers and JPMorgan Chase Bank, N.A., Regions Bank and UBS Securities LLC, as Co-Documentation Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: November 3, 2011	By: /s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)